Exhibit 10.1

FIRST AMENDMENT TO OFFICE LEASE

This FIRST AMENDMENT TO OFFICE LEASE (this “First Amendment”) is made and entered into as of July 25, 2014, by and between BXP MISSION 535 LLC, a Delaware limited liability company (“Landlord”), and TRULIA, INC., a Delaware corporation (“Tenant”).

R E C I T A L S :

A. Landlord and Tenant entered into that certain Office Lease dated as of March 10, 2014 (the “Lease”), whereby Landlord leases to Tenant and Tenant leases from Landlord a total of 79,277 rentable square feet of space (the “Original Premises”), consisting of (i) 13,007 rentable square feet of space located on the third (3rd) floor, (ii) 13,131 rentable square feet of space located on the fourth (4th) floor, (iii) 13,211 rentable square feet of space located on the fifth (5th) floor, (iv) 13,246 rentable square feet of space located on the sixth (6th) floor, (v) 13,347 rentable square feet of space located on the seventh (7th) floor, and (vi) 13,335 rentable square feet of space located on the eighth (8th) floor, all within the office building located at 535 Mission Street, San Francisco, California (the “Building”).

B. Tenant desires to (i) expand the Original Premises to include (A) approximately 13,321 rentable square feet of space located on the ninth (9th) floor of the Building (the “Hold Space”), as more particularly set forth on Exhibit A attached hereto, and (B) approximately 13,299 rentable square feet of space located on the tenth (10th) floor of the Building (the “10th Floor Space”), as more particularly set forth on Exhibit B attached hereto; and (ii) make other modifications to the Lease and, in connection therewith, Landlord and Tenant to amend the Lease as hereinafter provided.

A G R E E M E N T :

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows.

1. Defined Terms. All capitalized terms when used herein shall have the same respective meanings as are given such terms in the Lease unless expressly provided otherwise in this First Amendment.

2. Modification of Premises.

2.1 Lease of Hold Space. Landlord and Tenant hereby agree that Tenant has timely exercised its right to lease the Hold Space pursuant to Section 1.3 of the Lease. Effective as of the date that is the earlier to occur of (i) the date upon which Tenant first commences to conduct business in the Hold Space, and (ii) October 1, 2015 (the “Hold Space Commencement Date”), Tenant shall lease from Landlord, and Landlord shall lease to Tenant, the Hold Space. Consequently, effective upon the Hold Space Commencement Date, the Original Premises shall be increased to include the Hold Space, and the “Premises” under the Lease, as hereby amended, shall

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mean, collectively, the Original Premises and the Hold Space, consisting of a total of 92,598 rentable square feet of space. If Landlord fails to deliver the Hold Space to Tenant Ready for Occupancy on or prior to October 1, 2015, then Tenant’s sole remedy for such failure shall be a one (1) day extension of the Hold Space Commencement Date for every day that Landlord fails to deliver the Hold Space after October 1, 2015. If Landlord fails to deliver the Hold Space to Tenant Ready for Occupancy on or prior to January 1, 2016, then Tenant’s sole remedy for such failure shall be a two (2) day extension of the Hold Space Commencement Date for every day that Landlord fails to deliver the Hold Space after January 1, 2016.

2.2 Lease of 10th Floor Space. Effective as of January 1, 2016 (the “10th Floor Space Commencement Date”), Tenant shall lease from Landlord, and Landlord shall lease to Tenant, the 10th Floor Space. Consequently, effective upon the 10th Floor Space Commencement Date, the Original Premises, as increased to include the Hold Space pursuant to Section 2.1, above, shall be increased to include the 10th Floor Space, and the “Premises” under the Lease, as hereby amended, shall mean, collectively, the Original Premises, the Hold Space and the 10th Floor Space, consisting of a total of 105,897 rentable square feet of space. If Landlord fails to deliver the 10th Floor Space to Tenant Ready for Occupancy on or prior to January 1, 2016, then Tenant’s sole remedy for such failure shall be a one (1) day extension of the 10th Floor Space Commencement Date for every day that Landlord fails to deliver the 10th Floor Space after January 1, 2016. If Landlord fails to deliver the 10th Floor Space to Tenant Ready for Occupancy on or prior to April 1, 2016, and such failure is not cured within thirty (30) days after Landlord’s receipt of written notice of such failure from Tenant (the “10th Floor Space Delivery Notice”), then Tenant’s sole remedy for such failure shall be a two (2) day extension of the 10th Floor Space Commencement Date for every day that Landlord fails to deliver the 10th Floor Space after its receipt of the 10th Floor Space Delivery Notice.

3. Lease Term.

3.1 Hold Space Term. The Lease Term with respect to the Hold Space (the “Hold Space Term”) shall commence on the Hold Space Commencement Date, and shall expire on the Lease Expiration Date (i.e., September 30, 2023), unless sooner terminated as provided in the Lease, as hereby amended. For purposes of Section 2.1 of the Lease, the parties hereby agree that the Hold Space shall not be included as part of the Beneficial Occupancy Space until February 15, 2015.

3.2 10th Floor Space Term. The Lease Term with respect to the 10th Floor Space (the “10th Floor Space Term”) shall commence on the 10th Floor Space Commencement Date, and shall expire on the Lease Expiration Date, unless sooner terminated as provided in the Lease, as hereby amended. For purposes of Section 2.1 of the Lease, the parties hereby agree that the 10th Floor Space shall not be included as part of the Beneficial Occupancy Space.

3.3 Lease Term. The Lease Term with respect to the Original Premises, the Hold Space Term and the 10th Floor Space Term may hereinafter collectively be referred to as the “Lease Term”.

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4. Base Rent.

4.1 Base Rent for Hold Space. Commencing on October 1, 2015, and continuing throughout the remainder of the Hold Space Term, Tenant shall pay Base Rent for the Hold Space in accordance with the following schedule:

Period	Annual Base Rent	Monthly Installment of Base Rent	Annual Base Rental Rate Per Rentable Square Foot
October 1, 2015 – September 30, 2016	$569,472.72	$47,456.06	$42.75
October 1, 2016 – September 30, 2017	$586,556.88	$48,879.74	$44.03
October 1, 2017 – September 30, 2018	$604,153.68	$50,346.14	$45.35
October 1, 2018 – September 30, 2019	$622,278.24	$51,856.52	$46.71
October 1, 2019 – September 30, 2020	$640,946.64	$53,412.22	$48.11
October 1, 2020 – September 30, 2021	$660,174.96	$55,014.58	$49.55
October 1, 2021 – September 30, 2022	$679,980.24	$56,665.02	$51.04
October 1, 2022 – September 30, 2023	$700,379.64	$58,364.97	$52.57

4.2 Base Rent for 10th Floor Space. Commencing on the 10th Floor Space Commencement Date and continuing throughout the remainder of the 10th Floor Space Term, Tenant shall pay Base Rent for the 10th Floor Space in accordance with the following schedule:

Period	Annual Base Rent	Monthly Installment of Base Rent*	Annual Base Rental Rate Per Rentable Square Foot
January 1, 2016 – September 30, 2016	$568,532.28	$47,377.69	$42.75
October 1, 2016 – September 30, 2017	$585,588.24	$48,799.02	$44.03
October 1, 2017 – September 30, 2018	$603,155.88	$50,262.99	$45.35
October 1, 2018 – September 30, 2019	$621,250.56	$51,770.88	$46.71
October 1, 2019 – September 30, 2020	$639,888.00	$53,324.00	$48.11

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Period	Annual Base Rent	Monthly Installment of Base Rent*	Annual Base Rental Rate Per Rentable Square Foot
October 1, 2020 – September 30, 2021	$659,084.64	$54,923.72	$49.55
October 1, 2021 – September 30, 2022	$678,857.28	$56,571.44	$51.04
October 1, 2022 – September 30, 2023	$699,222.96	$58,268.58	$52.57

5. Tenant’s Share.

5.1 Original Premises. Tenant shall continue to pay Tenant’s Share of Building Direct Expenses arising or accruing prior to the Hold Space Commencement Date with respect to the Original Premises in accordance with the terms of Article 4 of the Lease.

5.2 Hold Space. Except as specifically set forth in this Section 5.2, commencing on the Hold Space Commencement Date, Tenant shall pay Tenant’s Share of Building Direct Expenses with respect to the Hold Space in accordance with the terms of Article 4 of the Lease, provided that Tenant’s Share of Building Direct Expenses with respect to the Hold Space shall equal 4.3358%. From and after the Hold Space Commencement Date, and until the occurrence of the 10th Floor Space Commencement Date, Tenant’s Share of Building Direct Expenses for the Premises shall be 30.1391%.

5.3 10th Floor Space. Except as specifically set forth in this Section 5.3, commencing on the 10th Floor Space Commencement Date, Tenant shall pay Tenant’s Share of Building Direct Expenses with respect to the 10th Floor Space in accordance with the terms of Article 4 of the Lease, provided that Tenant’s Share of Building Direct Expenses with respect to the 10th Floor Space shall equal 4.3286%. From and after the 10th Floor Space Commencement Date, Tenant’s Share of Building Direct Expenses for the Premises shall be 34.4678%.

6. Condition of Premises; Improvements.

6.1 Hold Space. The Hold Space shall be improved pursuant to the terms of the Tenant Work Letter attached to the Lease as Exhibit B (the “Hold Space Improvements”); provided, however, that with respect to the Hold Space Improvements, Schedule 2 to the Tenant Work Letter attached to the Lease shall be replaced with Schedule 1 attached to this First Amendment, and references to the “Premises” in the Tenant Work Letter shall mean and refer to the Hold Space. Except with respect to the Hold Space Improvements and as otherwise specifically set forth in this First Amendment, Tenant shall accept the Hold Space in its presently existing “as-is” condition and Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Hold Space. As set forth in Section 1.3 of the Lease, Tenant shall be entitled to a one-time tenant improvement allowance with respect to the Hold Space (the “Hold Space Tenant Improvement Allowance”) in the amount of Sixty-Five Dollars per rentable square foot of the Hold Space (i.e., $865,865.00 based upon 13,321 rentable square feet), which Hold Space Tenant Improvement Allowance shall be disbursed pursuant to the terms and conditions of the Tenant Work Letter.

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6.2 10th Floor Space. The 10th Floor Space shall be improved pursuant to the terms of the Tenant Work Letter (the “10th Floor Space Improvements”); provided, however, that with respect to the 10th Floor Space Improvements, Schedule 2 to the Tenant Work Letter attached to the Lease shall be replaced with Schedule 2 attached to this First Amendment, and references to the “Premises” in the Tenant Work Letter shall mean and refer to the 10th Floor Space. Except with respect to the 10th Floor Space Improvements and as otherwise specifically set forth in this First Amendment, Tenant shall accept the 10th Floor Space in its presently existing “as-is” condition and Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the 10th Floor Space. Tenant shall be entitled to a one-time tenant improvement allowance with respect to the 10th Floor Space (the “10th Floor Space Tenant Improvement Allowance”) in the amount of Sixty-Five Dollars per rentable square foot of the 10th Floor Space (i.e., $864,435.00 based upon 13,299 rentable square feet), which 10th Floor Space Tenant Improvement Allowance shall be disbursed pursuant to the terms and conditions of the Tenant Work Letter.

6.3 California Accessibility Disclosure. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Project, the Building, the Original Premises, the Hold Space and the 10th Floor Space have not undergone inspection by a Certified Access Specialist (CASp).

7. Existing Expansion Rights. Effective as of the date of this First Amendment, Sections 1.4.2 and 1.4.3 of the Lease shall be deleted and replaced with the following provisions:

1.4.2 Expansion Space; Lease Commencement Date. As used herein, the term “Expansion Space” shall refer, individually or collectively, as the content may require, to the “First Expansion Space” and the “Second Expansion Space”, as those terms are defined below. The expansion right granted to Tenant pursuant to this Section 1.4 shall be with respect to the entire applicable Expansion Space, and Tenant shall not have any right to lease only a portion of either Expansion Space.

Expansion Space	Delivery
A. The entire eleventh (11th) floor of the Building (the “First Expansion Space”).	The First Expansion Space shall be Ready for Occupancy and delivered to Tenant by Landlord on or before July 1, 2016. If Landlord fails to deliver the First Expansion Space to Tenant Ready for Occupancy on or before October 1, 2016, and such failure is not cured within thirty (30) days after Landlord’s receipt of written notice of such failure from Tenant (the “First Expansion Space Delivery Notice”), then Tenant’s sole remedy for such failure shall be a two (2) day extension of the “Expansion Space Commencement Date”, as that term is defined in Section 1.4.6 of this Lease, for the First Expansion Space for every day that Landlord fails to deliver the First Expansion Space Ready for Occupancy after its receipt of the First Expansion Space Delivery Notice.

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B. The entire twelfth (12th) floor of the Building (the “Second Expansion Space”).	A minimum of seven thousand (7,000) rentable square feet of the Second Expansion Space shall be Ready for Occupancy and delivered to Tenant by Landlord on or before July 1, 2018, with the balance of the Second Expansion Space to be Ready for Occupancy and delivered to Tenant by Landlord on or before June 1, 2020. If Landlord fails to deliver either portion of the Second Expansion Space Ready for Occupancy within ninety (90) days after the respective dates set forth in the immediately preceding sentence, and such failure is not cured within thirty (30) days after Landlord’s receipt of written notice of such failure from Tenant (each, a “Second Expansion Space Delivery Notice”), then Tenant’s sole remedy for such failure shall be a two (2) day extension of the Expansion Space Commencement Date for the Second Expansion Space for every day that Landlord fails to deliver the applicable portion of the Second Expansion Space Ready for Occupancy after its receipt of a Second Expansion Space Delivery Notice.

In the event any of the Expansion Space is not able to be delivered as required by the terms of this Section 1.4, above, then in addition to Tenant’s other rights hereunder, Landlord agrees that Landlord shall use commercially reasonable efforts, in cooperation with Tenant and Landlord’s parent company and affiliated companies with commercial real estate holdings in San Francisco, California, to provide temporary space to Tenant for Tenant’s use while such Expansion Space remains undelivered.

1.4.3 Method of Exercise. If Tenant desires to lease either Expansion Space as set forth in this Section 1.4, Tenant shall deliver written notice to Landlord (an “Expansion Exercise Notice”) on or before (i) January 1, 2016, with respect to the First Expansion Space, and (ii) January 1, 2018, with respect to the Second Expansion Space. If Tenant fails to timely deliver an Expansion Exercise Notice with respect to either Expansion Space, Tenant shall have no further right to lease any further Expansion Space in accordance with the terms of this Section 1.4.

8. Letter of Credit. Landlord and Tenant acknowledge that, in accordance with Article 21 of the Lease, Landlord currently holds a letter of credit (the “L-C”) in the amount of Three Million Eight Hundred Fifty-Two Thousand Two Hundred Sixty-Seven and 62/100 Dollars ($3,852,267.62) (the “L-C Amount”), as security for the faithful performance by Tenant of the terms, covenants and conditions of the Lease, as amended. In connection with this First Amendment, Landlord and Tenant hereby agree as follows.

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8.1 Increase in L-C Amount for Hold Space. Within three (3) business days following the Hold Space Commencement Date, Tenant shall deliver to Landlord either (i) an amendment to the existing L-C (the “Hold Space Amended L-C”), in form and content reasonably acceptable to Landlord, modifying the L-C Amount to Four Million Five Hundred Fifty-Two Thousand Six Hundred Forty-Seven and 26/100 Dollars ($4,552,647.26) (the “Hold Space Modified L-C Amount”); or (ii) a new letter of credit (the “Hold Space New L-C”), in form and content as required pursuant to Article 21 of the Lease, in the Hold Space Modified L-C Amount. Landlord shall hold the Hold Space Amended L-C or the Hold Space New L-C, as applicable, as security for the faithful performance by Tenant of the terms, covenants and conditions of the Lease, as amended hereby, through the Lease Expiration Date, pursuant to the provisions of Article 21 of the Lease, as amended hereby. Except as expressly set forth in this Section 8, the provisions of Article 21 of the Lease (including, without limitation, Section 21.8), shall apply to the Hold Space Amended L-C or the Hold Space New L-C, as applicable.

8.2 Increase in L-C Amount for 10th Floor Space. Within three (3) business days following the 10th Floor Space Commencement Date, Tenant shall deliver to Landlord either (i) an amendment to the Hold Space Amended L-C (the “10th Floor Space Amended L-C”), in form and content reasonably acceptable to Landlord, modifying the Hold Space Modified L-C Amount to Five Million Two Hundred Thirty-Seven Thousand Six Hundred One and 36/100 Dollars ($5,237,601.36) (the “10th Floor Space Modified L-C Amount”); or (ii) a new letter of credit (the “10th Floor Space New L-C”), in form and content as required pursuant to Article 21 of the Lease, in the 10th Floor Space Modified L-C Amount. Landlord shall hold the 10th Floor Space Amended L-C or the 10th Floor Space New L-C, as applicable, as security for the faithful performance by Tenant of the terms, covenants and conditions of the Lease, as amended hereby, through the Lease Expiration Date, pursuant to the provisions of Article 21 of the Lease, as amended hereby. Except as expressly set forth in this Section 8, the provisions of Article 21 of the Lease (including, without limitation, Section 21.8), shall apply to the 10th Floor Space Amended L-C or the 10th Floor Space New L-C, as applicable.

9. Signage. Landlord hereby acknowledges that, effective as of the 10th Floor Space Commencement Date, Tenant will lease a total of 105,897 rentable square feet of space in the Building. Consequently, effective as of the 10th Floor Space Commencement Date, and so long as Tenant continues to lease and occupy all of the Original Premises, the Hold Space and the 10th Floor Space (or, alternatively, so long as Tenant continues to lease and occupy at least 105,897 rentable square feet of space in the Building), Tenant shall have the right, at its sole cost and expense, to install, repair and maintain the Expanded Premises Exterior Sign in accordance with the terms and conditions set forth in Section 23.4 of the Lease.

10. Broker. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this First Amendment other than the Brokers (as defined in Section 29.24 of the Lease), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this First Amendment. Landlord shall pay the commission, if any, owing to the Brokers in connection with

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the execution of this First Amendment pursuant to the terms of a separate agreement. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent occurring by, through, or under the indemnifying party other than the Broker. The terms of this Section 10 shall survive the expiration or earlier termination of this Lease, as amended hereby.

11. Authority. Each of the parties hereto represents and warrants to the other as follows: (a) it has the legal power, right and authority to enter into this First Amendment; (b) all requisite action (corporate, trust, partnership or otherwise) has been taken by it in connection with the entering into of this First Amendment and no further consent of any partner, shareholder, creditor, investor, judicial or administrative body, governmental authority or other party is required, including without limitation, any lender, or if any such consent is required, such consent has been obtained; (c) the individuals executing this First Amendment have the legal power, right, and actual authority to bind it to the terms of this First Amendment; and (d) it understands that the other party is relying on the foregoing representations in entering into this First Amendment, and that the other party would not enter into this First Amendment without such representations.

12. No Further Modification. Except for those provisions which have been modified by this First Amendment and those terms, covenants and conditions for which performance has heretofore been completed, all other terms, covenants and conditions of the Lease are hereby ratified and shall remain unmodified and in full force and effect.

13. Counterparts. This First Amendment may be executed in counterparts, each of which shall be deemed an original part and all of which together shall constitute a single agreement.

[signatures follow on next page]

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IN WITNESS WHEREOF, this First Amendment has been executed as of the day and year first above written.

“Landlord”:

BXP MISSION 535 LLC, a Delaware limited liability company

By:	Boston Properties Limited Partnership,
a Delaware limited partnership, its Manager

	By:	Boston Properties, Inc.,
a Delaware corporation, its General Partner

		By:	/s/ Bob Pester
		Name:	Bob Pester
		Title:	Senior Vice President and Regional Manager

“Tenant”:

TRULIA, INC., a Delaware corporation

By:	/s/ Peter Flint
Name:	Peter Flint
Title:	Chairman of the Board

By:	/s/ Scott Darling
Name: Scott Darling
Title: Vice President, General Counsel & Corporate Secretary

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EXHIBIT A

OUTLINE OF HOLD SPACE

535 Mission 9th Floor

Mission Street
north
1st Street
Hold Space
13,321 SF
Shaw Alley
Minna Street

3/6/14

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EXHIBIT A

EXHIBIT B

OUTLINE OF 10TH FLOOR SPACE

535 Mission 10th Floor

Mission Street

north
1st Street
10th Floor
Space
13,299 SF
Shaw Alley

3/6/14

Minna Street

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EXHIBIT B

SCHEDULE 1

TIME DEADLINES FOR HOLD SPACE IMPROVEMENTS

Dates	Actions to be Performed

A. July 30, 2014	Final Space Plan to be completed by Tenant.

B. September 15, 2014	Tenant to deliver Final Working Drawings.

C. October 15, 2014	Tenant to deliver Permits to Contractor.

D. Five (5) business days after receipt of Cost Proposal	Tenant to approve Cost Proposal

E. February 15, 2015	Contractor to deliver completed Hold Space

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SCHEDULE 1

SCHEDULE 2

TIME DEADLINES FOR 10TH FLOOR SPACE IMPROVEMENTS

Dates	Actions to be Performed

A. July 1, 2015	Final Space Plan to be completed by Tenant.

B. August 1, 2015	Tenant to deliver Final Working Drawings.

C. September 1, 2015	Tenant to deliver Permits to Contractor.

D. Five (5) business days after receipt of Cost Proposal	Tenant to approve Cost Proposal

E. January 1, 2016	Contractor to deliver completed 10th Floor Space

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SCHEDULE 2